UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2013

MITEL NETWORKS CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Canada	001-34699	98-0621254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

350 Legget Drive

Ottawa, Ontario K2K 2W7

(Address of Principal Executive Offices) (Zip Code)

(613) 592-2122

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

Arrangement Agreement

On November 10, 2013, Mitel Networks Corporation (“Mitel”) and Aastra Technologies Limited (“Aastra”) entered into an arrangement agreement (the “Arrangement Agreement”) setting out the terms under which the arrangement (the “Arrangement”) will be undertaken. The Arrangement will be effected by Aastra by way of a court-approved statutory plan of arrangement pursuant to the Canada Business Corporations Act and will require the approval of at least two-thirds of the votes cast by shareholders of Aastra at a special meeting expected to take place in January 2014.

Under the terms of the Arrangement Agreement, shareholders of Aastra will receive US$6.52 in cash plus 3.6 common shares of Mitel (the “Mitel Shares”) for each Aastra common share held. The maximum amount of cash to be paid by Mitel will be approximately US$80 million (the “Cash Consideration”) and the maximum number of Mitel Shares to be issued will be approximately 44,313,745, based on the number of Aastra common shares and options outstanding as of November 10, 2013.

The Arrangement Agreement provides that each of Mitel and Aastra are subject to non-solicitation provisions and provides that the board of directors of each of Mitel and Aastra may, under certain circumstances, terminate the Arrangement Agreement in favor of an unsolicited superior proposal, subject to the payment of a termination fee of Cdn$11 million to the other party (the “Termination Fee”), and subject to a right of the other party to match the superior proposal in question.

Mitel and Aastra have made customary representations and warranties and covenants in the Arrangement Agreement, including, among others, covenants to conduct their business in the ordinary course of the normal operations of Mitel and Aastra, respectively, between the date of the Arrangement Agreement and the date the Arrangement is to become effective. The completion of the Arrangement is also subject to compliance with the Investment Canada Act, a financing condition in favor of Mitel (which, if not satisfied, requires payment by Mitel of the Termination Fee provided that all other conditions to closing in favor of Mitel have been satisfied or waived), and certain other closing conditions customary in transactions of this nature.

The Arrangement has been unanimously approved by the board of directors of each of Mitel and Aastra. The board of directors of Mitel (the “Mitel Board”) has received an opinion from Jefferies LLC as to the fairness, from a financial point of view, of the consideration to be paid by Mitel pursuant to the Arrangement. Upon completion of the Arrangement, Mitel will increase the number of directors on the Mitel Board from eight to nine. Two existing members of the Mitel Board are expected to step down and Aastra will have the right to appoint three new board nominees to fill the vacancies. The Arrangement is expected to be completed in the first quarter of 2014. A copy of the Arrangement Agreement is attached hereto as Exhibit 10.1.

Financing Commitment Letter

In connection with the Arrangement, Mitel entered into a commitment letter (the “Commitment Letter”), dated as of November 10, 2013, with Jefferies Finance LLC and TD Securities (USA) LLC as joint lead arrangers and joint bookrunners (and, together with The Toronto-Dominion Bank, the “Commitment Parties”) and Jefferies Finance LLC as sole administrative agent and sole collateral agent, pursuant to which the Commitment Parties have committed to provide up to $405 million in loans at the effective time of the Arrangement comprised of a $355.0 million senior secured first lien term loan facility (the “Term Facility”) and a $50.0 million senior secured first lien revolving credit facility (the “Revolving Facility” and, together with the Term Facility, the “Credit Facility”). The Credit Facility is expected to be used to: (i) finance a portion of the Cash Consideration of the Arrangement; (ii) refinance existing indebtedness of Mitel; (iii) pay fees and expenses in connection with the foregoing and (iv) following completion of the Arrangement, with respect to the Revolving Facility, address working capital and general corporate purposes of Mitel and its subsidiaries. The obligations of the Commitment Parties to make the Credit Facility available to Mitel are subject to certain conditions including, but not limited to, the execution and delivery of mutually acceptable definitive loan documents, which are expected to contain customary representations, warranties, covenants and events of default, completion of the Arrangement, the absence of the occurrence of a Material Adverse Effect (as defined in the Commitment Letter) in relation to each of Mitel and Aastra, the accuracy of certain representations and warranties in relation to each of Mitel and Aastra, and the Commitment Parties (or certain affiliates thereof) having been provided a specified period to syndicate the Credit Facility with assistance by Mitel and Aastra as set forth in the Commitment Letter. A copy of the Commitment Letter is attached hereto as Exhibit 10.2.

Voting Support Agreements

In connection with the Arrangement, Dr. Terence Matthews, Chairman of the Board of Mitel, and Kanata Research Park Corporation, an entity controlled by Dr. Matthews (collectively, the “Matthews Group Parties”), as well as Arsenal Holdco I, S.A.R.L. and Arsenal Holdco II, S.A.R.L, entities controlled by the Francisco Partners (collectively, the “Francisco Partners Parties”), all of whom together control approximately 60% of Mitel’s common shares, have signed voting support agreements with Mitel and Aastra (the “Mitel VSAs”), copies of which are attached as Exhibits 10.3 and 10.4, respectively. Mitel has also entered into voting support agreements with the co-chief executive officers of Aastra, Anthony Shen and Francis Shen (the “Shen VSAs”), and independent directors of Aastra, Michael Rosicki, Gerald Shortfall and David Williams (the “Director VSAs”), copies of which are attached hereto as Exhibits 10.5, 10.6, 10.7, 10.8 and 10.9 (the Shen VSAs, the Director VSAs and the Mitel VSAs are collectively referred to herein as the “Voting Support Agreements”).

The Voting Support Agreements provide that each of the parties thereto shall vote all of the shares of Mitel or Aastra, as applicable, in favor of the Arrangement Agreement and, subject to certain customary exceptions, shall not sell, transfer, gift, assign, convey, pledge, hypothecate, encumber, option, grant a security interest in or otherwise dispose of any right or interest in any of the Subject Shares (as defined in the Voting Support Agreements) until the termination of the Voting Support Agreements. In addition, the Mitel VSAs and Shen VSAs provide that the parties thereto shall not, subject to prior written consent, (i) sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, approximately 90% of the total number of Mitel common shares held or to be acquired by such parties pursuant to the Arrangement (the “Locked-Up Mitel Shares”); (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Locked-Up Mitel Shares, whether any such transaction is to be settled by delivery of common shares of Mitel or such other securities, in cash or otherwise; or (iii) publicly announce an intention to effect any transaction specified in clause (i) or (ii), in each case, for 180 days after the effective date of the Arrangement.

Under the applicable rules of the Toronto Stock Exchange (the “TSX”) and the NASDAQ Global Market (“NASDAQ”), the Arrangement requires the approval of Mitel shareholders by majority vote, as the number of Mitel Shares to be issued in the Arrangement exceeds 25% of the total number of outstanding Mitel Shares. Mitel believes that the TSX and NASDAQ will accept written consents that the Matthews Group Parties and the Francisco Partners Parties are required to enter into pursuant to the Mitel VSAs as evidence of shareholder approval and not require Mitel to hold a shareholder meeting.

The Voting Support Agreements become terminable upon any termination of the Arrangement Agreement in accordance with its terms or by the shareholder or director, as applicable, if the Arrangement does not become effective by March 14, 2014, or such later date as may be agreed to by the parties to the Arrangement Agreement.

The summaries and descriptions of the Arrangement Agreement, Voting Support Agreements and Commitment Letter set out in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the Arrangement Agreement, Voting Support Agreements and Commitment Letter, which are attached to this Current Report on Form 8-K as Exhibits and incorporated by reference herein.

Forward Looking Statements

Some of the statements in this Current Report on Form 8-K are forward-looking statements (or forward-looking information) within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These include statements using the words target, outlook, may, will, should, could, estimate, continue, expect, intend, plan, predict, potential, project and anticipate, and similar statements which do not describe the present or provide information about the past. There is no guarantee that the expected events or expected results will actually occur. Such statements reflect the current views of management of Mitel and are subject to a number of risks and uncertainties. These statements are based on many assumptions and factors, including general economic and market conditions, industry conditions, corporate approvals, regulatory approvals, operational factors and other factors. Any changes in such assumptions or factors could cause actual results to differ materially from current expectations. Undue reliance should not be placed on such forward looking statements. Forward-looking statements speak only as of the date they are made. Except as required by law, we do not have any intention or obligation to update or to publicly announce the results of any revisions to any of the forward-looking statements to reflect actual results, future events or developments, changes in assumptions or changes in other factors affecting the forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Arrangement Agreement, dated November 10, 2013, between Mitel Networks Corporation and Aastra Technologies Limited

10.2	Commitment Letter, dated November 10, 2013 among Mitel Networks Corporation, Jefferies Finance LLC, TD Securities (USA) LLC and The Toronto-Dominion Bank

10.3	Voting Support Agreement, dated November 10, 2013, among Astra Technologies Limited, Mitel Networks Corporation, Dr. Terence Matthews and Kanata Research Park Corporation

10.4	Voting Support Agreement, dated November 10, 2013, among Astra Technologies Limited, Mitel Networks Corporation, Arsenal Holdco I, S.A.R.L. and Arsenal Holdco II, S.A.R.L.

10.5	Voting Support Agreement, dated November 10, 2013, among Mitel Networks Corporation, Shen Capital Corporation and Francis Shen.

10.6	Voting Support Agreement, dated November 10, 2013, among Mitel Networks Corporation, 1615282 Ontario Inc. and Anthony Shen

10.7	Voting Support Agreement, dated November 10, 2013, between Mitel Networks Corporation and Michael Rosicki

10.8	Voting Support Agreement, dated November 10, 2013, between Mitel Networks Corporation and Gerald Shortfall

10.9	Voting Support Agreement, dated November 10, 2013, between Mitel Networks Corporation and David Williams

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 14, 2013

MITEL NETWORKS CORPORATION

By:	/s/ Greg Hiscock
Name:	Greg Hiscock

Title:	General Counsel & Corporate Secretary